Exhibit 10.44

PETCO HEALTH AND WELLNESS COMPANY, INC.

AMENDED AND RESTATED GRANT NOTICE FOR

INDUCEMENT RESTRICTED STOCK UNIT AWARD

WHEREAS, pursuant to that certain Grant Notice for Inducement Restricted Stock Unit Award and Standard Terms and Conditions for Inducement Restricted Stock Units attached thereto as Exhibit A (collectively, the “Award Agreement”), the Participant named below was granted 1,000,000 Restricted Stock Units (the “RSUs”) on May 24, 2024, of which 166,666 RSUs have subsequently vested and been settled in shares of Common Stock;

WHEREAS, pursuant to the Award Agreement, the RSUs were granted outside of the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “Plan”), but are subject to the terms and conditions substantially identical to the terms and conditions set forth in the Plan as if granted under the Plan;

WHEREAS, pursuant to Section 20 of the Plan, the Board may amend the Award Agreement in any manner that does not materially impair the rights of the Participant without the Participant’s consent; and

WHEREAS, on December 2, 2024 (the “Amendment Effective Date”), the Board determined that it was advisable to amend and restate the Award Agreement as set forth herein to provide for the acceleration and settlement of the remaining 833,334 RSUs on the Amendment Effective Date, with the shares of Common Stock issued in settlement thereof (the “Restricted Shares”) subject to the forfeiture and recoupment schedule set forth below (in lieu of the vesting requirement applicable prior to the Amendment Effective Date) and the holding requirement set forth below.

NOW, THEREFORE, effective as of the Amendment Effective Date, the Award Agreement is hereby amended and restated in its entirety to read as follows:

FOR GOOD AND VALUABLE CONSIDERATION, Petco Health and Wellness Company, Inc. (the “Company”), has granted to the Participant named below the RSUs specified below (the “Award”), which as of the Amendment Effective Date are fully vested. Each RSU represents the right to receive one share of Common Stock, upon the terms and subject to the conditions set forth in this Grant Notice, the Amended and Restated Standard Terms and Conditions (the “Standard Terms and Conditions”) attached hereto as Exhibit A, and the Confidentiality and Inventions Agreement attached hereto as Exhibit B. The Award is an inducement material to the Participant’s entry into employment with the Company within the meaning of Nasdaq Listing Rule 5635(c)(4). The Award is granted outside of the Plan, but shall be subject to the terms and conditions substantially identical to the terms and conditions set forth in the Plan as if the Award were a Restricted Stock Unit granted under the Plan. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Name of Participant:	Glenn Murphy

Grant Date:	May 24, 2024
Number of RSUs Granted:	1,000,000 RSUs (833,334 Restricted Shares outstanding at the Amendment Effective Date)
Vesting Commencement Date:	May 14, 2024
Forfeiture and Recoupment Schedule:

Restricted Shares which remain subject to forfeiture and recoupment under Section 2(e) of the Standard Terms and Conditions are referred to herein as “Unvested Shares” and Restricted Shares which are no longer subject to forfeiture and recoupment are referred to herein as “Vested Shares.”

Subject to the Plan and the Standard Terms and Conditions, the Restricted Shares shall become Vested Shares in equal installments on each of February 14, 2025 and the end of each successive three-month period thereafter through the third anniversary of the Vesting Commencement Date, so long as Participant remains Actively Employed or Actively Engaged from the Grant Date through such vesting date.

Holding Requirement:

Notwithstanding the Forfeiture and Recoupment Schedule set forth above, the Participant shall hold any shares of Common Stock received upon settlement of the Award, net of any shares of Common Stock withheld to satisfy applicable tax withholdings, through the third anniversary of the Vesting Commencement Date.

2

By accepting this Grant Notice, Participant acknowledges that Participant has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions and the Confidentiality and Inventions Agreement.

PETCO HEALTH AND WELLNESS COMPANY, INC.

By: /s/ Holly May

Name: Holly May

Title: Chief Human Resources Officer

PARTICIPANT

/s/ Glenn Murphy

Glenn Murphy

Signature Page to

Grant Notice for

Inducement Restricted Stock Unit Award

EXHIBIT A

PETCO HEALTH AND WELLNESS COMPANY, INC.

AMENDED AND RESTATED STANDARD TERMS AND CONDITIONS FOR
INDUCEMENT RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to the Award (as defined below). The Award is granted outside of the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “Plan”), but shall be subject to the terms and conditions substantially identical to the terms and conditions set forth in the Plan as if the Award were Restricted Stock Units granted under the Plan. Such terms and conditions set forth in the Plan are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan or the Grant Notice, as applicable.

1.
TERMS OF RESTRICTED STOCK UNITS

Petco Health and Wellness Company, Inc. (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of Restricted Stock Units (the “Award” or “RSUs”) specified in the Grant Notice, with each Restricted Stock Unit representing the right to receive one share of Common Stock. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary. For the avoidance of doubt, pursuant to the Plan, the Company retains discretion to settle any RSU through the cash equivalent of one share of Common Stock, and it is the Company’s intent that section 7 of the Income Tax Act (Canada) does not apply to the RSUs.

2.
VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS
(a)
The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall be subject to forfeiture and recoupment as described in the Grant Notice with respect to that number of Restricted Stock Units (or Restricted Shares following settlement thereof) as set forth in the Grant Notice.
(b)
Within 30 days of the Amendment Effective Date, the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of outstanding RSUs on such date.
(c)
If the Participant’s Termination of Employment (as defined below) is as a result of a Qualifying Termination (as defined below), subject to the Participant’s execution and nonrevocation of a general release of claims in a form provided by the Company, any then Unvested Shares shall become Vested Shares as of the Termination Date.

Exhibit A

Standard Terms and Conditions for

Inducement Restricted Stock Units

(d)
If the Participant’s Termination of Employment is as a result of his death or Disability, subject to the Participant’s (or the Participant’s personal representative’s) execution and nonrevocation of a general release of claims in a form provided by the Company, the Unvested Shares that would have no longer been subject to forfeiture and recoupment within the 12-month period following the Termination Date but for the Termination of Employment shall become Vested Shares as of the Termination Date.
(e)
Upon Participant’s Termination of Employment for any other reason not set forth in Section 2(c) or 2(d), any then Unvested Shares held by the Participant shall be forfeited, recouped and canceled for no consideration as of the Termination Date.
(f)
As used in this Section 2:
(i)
"Actively Employed” means the period during which the Participant performs work for the Company or its Subsidiaries. “Actively Employed” shall be deemed to include (A) any period of paid time off or other approved leave of absence, and (B) if applicable, any period constituting the minimum notice of termination period that is required to be provided to the Participants pursuant to the Ontario Employment Standards Act, 2000 as amended from time to time (“ESA”). For the avoidance of doubt, “Actively Employed” shall be deemed to exclude any other period that follows or ought to have followed the later of (x) the end of the applicable ESA notice period or (y) or the last day that the Participant performs work for the Company or its Subsidiaries (including any period of paid time off or approved leave of absence), whether that period arises from a contractual or common law right.
(ii)
“Actively Engaged” means any period in which the Participant who is not an employee of the Company or its Subsidiaries provides services to the Company or its Subsidiaries. For the avoidance of doubt, “Actively Engaged” shall exclude any period that follows, or ought to have followed, the Participant’s last day of providing services to the Company or its Subsidiaries, including at common law.
(iii)
“Cause” means the Participant’s willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by the Company or any of its Subsidiaries The Participant’s employment or service will be deemed to have been terminated for Cause if it is determined subsequent to the Participant’s Termination of Employment that grounds for a Termination of Employment for Cause existed at the time of such Termination of Employment, as determined by the Committee in good faith.
(iv)
“Disability” means the Participant’s inability to substantially fulfill their duties on behalf of the Company or Affiliate as a result of any medical condition whatsoever (including physical or mental illness) which despite the provision of reasonable accommodations by the Company or Affiliate (as the case may be), leads to the Participant’s absence from their duties on behalf of the Company or Affiliate for a continuous period of 12 months or more, with the Participant being unable to resume their duties on behalf of the Company or Affiliate on a full-time basis at the expiration of such period.
(v)
“Good Reason” means, without the Participant’s consent, (A) a requirement that the Participant serve other than as Chairman of the Board or of the board of directors of the surviving entity or any parent thereof in the event of a Change in Control; (B) a material diminution in the Participant’s base salary; or (C) a material breach by the Company of the Participant’s offer letter. Notwithstanding the foregoing, any assertion by the Participant of a termination for Good Reason shall not be effective unless (I) the Participant provides written notice to the Company of the existence of the foregoing condition(s) within 30 days after the initial occurrence of such condition(s); (II) the condition(s) remains uncorrected for 30 days following the Company’s receipt of such written notice; and (III) the date of the termination of the Participant’s employment must occur within 90 days after the initial occurrence of the condition(s). For the avoidance of doubt, a transition from Executive Chairman to non-executive Chairman of the Board shall not give rise to Good Reason.
(vi)
“Qualifying Termination” means a Termination of Employment (A) by the Company without Cause (and not as a result of death or Disability) or (B) by the Participant for Good Reason.
(vii)
“Termination Date” means the date of the Participant’s Termination of Employment.
(viii)
“Termination of Employment” means ceasing to be Actively Employed as an employee of the Company and its Subsidiaries or as a member of the Board or Actively Engaged as a member of the Board in a non employee capacity. Where the Participant is converted from an employee member of the Board to a non employee member of the Board, the Termination of Employment shall be deemed to occur when the Participant ceases to be Actively Engaged.
3.
RIGHTS AS STOCKHOLDER; DIVIDEND EQUIVALENTS
(g)
Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
(h)
Dividends and other distributions that are paid or distributed with respect to an Unvested Share (whether in the form of shares of Common Stock or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the risk of forfeiture and recoupment applicable to the related Unvested Share and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping. If the Unvested Share to which such Distributions relate is forfeited, then such Distributions shall be forfeited at the same time such Unvested Share is so forfeited. If the Unvested Share to which such Distributions relate becomes a Vested Share, then such Distributions shall be paid and distributed to the Participant as soon as administratively feasible after such Unvested Share becomes a Vested Share, but in no event later than 30 days after the date such Unvested Share becomes a Vested Share. Distributions paid or distributed in the form of securities with respect to Unvested Shares shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.

4.
RESTRICTIONS ON RESALES OF SHARES

In addition to the Holding Requirement set forth in the Grant Notice, the Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued hereunder, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (d) resale restrictions to comply with applicable securities laws.

5.
INCOME TAXES

To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the RSUs, including in connection with the settlement of RSUs in Unvested Shares as of the Amendment Effective Date and any subsequent Distributions. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

6.
NONTRANSFERABILITY OF AWARD

The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution. Notwithstanding the foregoing, (a) the Participant shall be permitted to transfer the Award as a gift to an Assignee Entity in accordance with and subject to the limits of Section 17 of the Plan and (b) if not previously so transferred, any shares of Common Stock that become issuable hereunder but which otherwise remain unissued at the time of the Participant’s death shall be transferred to the Participant’s designated beneficiary or, if none, to the Participant’s estate.

7.
OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions, the Confidentiality and Inventions Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Where there is a conflict between these terms and any terms contained in the Participant’s offer letter, these terms shall supersede. Any prior agreements, commitments or negotiations concerning the Award are superseded; provided, however, that the terms of the Confidentiality and Inventions Agreement are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company and any of its affiliates and the Participant with respect to confidentiality and intellectual property.

8.
LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

9.
GENERAL
(i)
In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(j)
The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(k)
These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(l)
These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(m)
In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(n)
All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
10.
CLAWBACK

The RSUs and any shares of Common Stock received upon settlement of the RSUs are subject to any recoupment policy that the Company may adopt from time to time, to the extent any such policy is applicable to the Participant and to such compensation, including the Petco Health and Wellness Company, Inc. Clawback Policy (as amended from time to time), designed to comply with the requirements of Rule 10D-1 promulgated under the Act, as well as any recoupment provisions required under applicable law. For purposes of the foregoing, the Participant expressly and explicitly authorizes (x) the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Shares and other amounts acquired under the Award or the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company and (y) the Company’s recovery of any covered compensation through any method of recovery that the Company deems appropriate, including by reducing any amount that is or may become payable to the Participant. The Participant further agrees to comply with any request or demand for repayment by any affiliate of the Company in order to comply with such policies or applicable law. To the extent that the Standard Terms and Conditions and any Company recoupment policy conflict, the terms of the recoupment policy shall prevail.

11.
ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.

12.
Participant Representation
(a)
The Participant shall have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving, any Award or Distributions which would have vested or been granted after the Termination Date, including damages in lieu of notice of termination at common law or civil law, and the Participant waives their rights to any such entitlements.
(b)
This Agreement does not grant the Participant the right or obligation to serve or continue to serve as an employee for any period. The grant of the Award to the Participant does not create the right or expectation for the Participant to receive additional or future grants of Awards under the Plan, any Distributions or otherwise. The Participant will not have a claim to any entitlement under the Plan, including any grant of any Award or a Distribution or any compensation or damages in lieu of not receiving an Award or Distribution under the Plan or otherwise.
(c)
The Award (including any Distributions) does not form an integral part of the Participant’s compensation from employment and shall not be used for the purposes of calculating any severance entitlements.
(d)
The Participant acknowledges that the participation in this Agreement is voluntary and that the Participant has had the opportunity to seek independent advice in respect of the terms of this Award, including the treatment of this Award upon a termination of employment as set forth in Section 2.

EXHIBIT B

CONFIDENTIALITY AND INVENTIONS AGREEMENT

As a condition to the receipt of the Award granted pursuant to the Grant Notice to which this Confidentiality and Inventions Agreement is attached and in consideration of the Participant’s continued employment with the Company, the Participant hereby confirms the Participant’s agreement as follows:

2.
General

The Participant’s employment by the Company is in a capacity in which he or she may have access to, or contribute to the production of, Confidential Information and the Company Work Product (both as defined below). The Participant’s employment creates a relationship of confidence and trust between the Company and the Participant with respect to the Confidential Information and the Company Work Product as set forth herein. This Confidentiality and Inventions Agreement are subject to the terms of the Standard Terms and Conditions attached as Exhibit A to the Grant Notice to which this Confidentiality and Inventions Agreement is attached; provided however, that in the event of any conflict between the Standard Terms and Conditions and this Confidentiality and Inventions Agreement, this Confidentiality and Inventions Agreement shall control.

3.
Definitions

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan, as amended from time to time. For purposes of this Confidentiality and Inventions Agreement:

(o)
“Confidential Information” shall mean information or material (i) that is proprietary to the Company or confidential to the Company, whether or not designated or labeled as such, and (ii) that the Participant creates, discovers or develops, or of which the Participant obtains knowledge of or access to, in the course of the Participant’s employment with the Company. Confidential Information may include, but is not limited to, designs, works of authorship, formulae, ideas, concepts, techniques, inventions, devices, improvements, know-how, methods, processes, drawings, specifications, models, data, diagrams, flow charts, research, procedures, computer programs, marketing techniques and materials, business, marketing, development and product plans, financial information, customer lists and contact information, personnel information, and other confidential business or technical information created on behalf of the Company or obtained as a result of or in the course of employment with the Company. For purposes of this Confidentiality and Inventions Agreement, the “Company” shall mean the Company or any of its Affiliates. To the extent that the participant can demonstrate by competent proof that one of the following exceptions applies, the Participant shall have no obligation under this Confidentiality and Inventions Agreement to maintain in confidence any: (I) INFORMATION THAT IS OR BECOMES GENERALLY PUBLICLY KNOWN OTHER THAN AS A RESULT OF THE PARTICIPANT’S DISCLOSURE IN VIOLATION OF THIS AGREEMENT, (II) INFORMATION THAT WAS KNOWN BY THE PARTICIPANT OR AVAILABLE TO THE PARTICIPANT WITHOUT RESTRICTION PRIOR TO DISCLOSURE TO THE PARTICIPANT BY THE COMPANY, (III) INFORMATION THAT BECOMES

Exhibit B

Confidentiality and Inventions Agreement

AVAILABLE TO THE PARTICIPANT ON A NON-CONFIDENTIAL BASIS FROM A THIRD PARTY THAT IS NOT SUBJECT TO CONFIDENTIALITY OBLIGATIONS IN FAVOR, OR THAT INURE TO THE BENEFIT, OF THE COMPANY, AND (IV) INFORMATION THAT WAS DEVELOPED INDEPENDENTLY BY OR FOR THE PARTICIPANT WITHOUT REFERENCE TO THE CONFIDENTIAL INFORMATION, USE OF COMPANY RESOURCES OR BREACH OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE “PRE-EMPLOYMENT WORK PRODUCT” (AS DEFINED BELOW).
(p)
“Work Product” shall mean inventions, data, ideas, designs, drawings, works of authorship, trademarks, service marks, trade names, service names, logos, developments, formulae, concepts, techniques, devices, improvements, know-how, methods, processes, programs and discoveries, whether or not patentable or protectable under applicable copyright or trademark law, or under other similar law, and whether or not reduced to practice or tangible form, together with any improvements thereon or thereto, derivative works therefrom, and intellectual property rights therein created on behalf of the Company as part of the obligation of employment in performing work for the Company or otherwise in the course of employment with the Company.
4.
Confidentiality
(q)
During the term of the Participant’s employment by the Company and at all times thereafter, the Participant will keep in strict confidence and trust all Confidential Information, and the Participant will not, directly or indirectly, disclose, distribute, sell, transfer, use, lecture upon or publish any Confidential Information, except as may be necessary in the course of performing the Participant’s duties as an employee of the Company or as the Company authorizes or permits. Notwithstanding the foregoing, the Participant shall be entitled to continue to use Confidential Information of the Company transferred to a purchaser (“Purchaser”) of all or substantially all of the assets of a business (“Business”) of Company (an “Acquisition”) solely to the extent that the Participant becomes an employee of such Purchaser or Purchaser’s designated affiliate upon consummation of the Acquisition and such Confidential Information is used in the Business prior to consummation of the Acquisition. The Participant acknowledges and agrees that, upon consummation of the Acquisition, the Confidential Information shall be deemed the Confidential Information of the Purchaser and subject to the Participant’s applicable employment, confidentiality and inventions assignment agreement with such Purchaser.
(r)
The Participant recognizes that the Company has received and in the future will receive information from third parties which is subject to an obligation on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Participant agrees, during the term of the Participant’s employment and thereafter, to hold all such confidential or proprietary information of third parties in the strictest confidence and not to disclose or use it, except as necessary in performing the Participant’s duties as an employee of the Company consistent with the Company’s agreement with such third party. The Participant agrees that such information will be subject to the terms of this Confidentiality and Inventions Agreement as Confidential Information.
(s)
Protected Disclosures. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Confidentiality and Inventions Agreement prevents the Participant from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Participant has reason to believe is unlawful. Furthermore, and for the avoidance of doubt, nothing in this Confidentiality and Inventions Agreement limits or restricts the Participant’s ability to communicate with the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency”) or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information and reporting possible violations of law or regulation or other disclosures protected under the whistleblower provisions of applicable law or regulation, without notice to the Company.
5.
Company Property

All apparatus, computers, computer files and media, notes, data, documents, reference materials, sketches, memoranda, records, drawings, engineering log books, equipment, lab/inventor notebooks, programs, prototypes, samples, equipment, tangible embodiments of information, and other physical property, whether or not pertaining to Confidential Information, furnished to the Participant or produced by the Participant or others in connection with the Participant’s employment, shall be and remain the sole property of the Company and any such property actually in the Participant’s possession or control shall be returned promptly to the Company as and when requested in writing by the Company. Should the Company not so request, the Participant shall return and deliver all such property to the Company upon termination of the Participant’s employment. The Participant may not retain any such property or any reproduction of such property upon such termination. The Participant further agrees that any property situated on the Company’s premises and owned, leased, maintained or otherwise contracted for by the Company, including, but not limited to, computers, computer files, e-mail, voicemail, disks and other electronic storage media, filing cabinets, desks or other work areas, are subject to inspection by the Company’s representatives at any time with or without notice.

6.
Company Work Product

Subject to Section 6 and 7 below, the Participant agrees that any Work Product, in whole or in part, conceived, developed, made or reduced to practice by the Participant (either solely or in conjunction with others) during the term of his or her employment with the Company (collectively, the “Company Work Product”) shall be owned exclusively by the Company (or, to the extent applicable, a Purchaser pursuant to an Acquisition). Without limiting the foregoing, the Participant agrees that any of the Company Work Product shall be deemed to be “works made for hire” as defined in U.S. Copyright Act §101, and all right, title, and interest therein shall vest solely in the Company from conception. The Participant hereby irrevocably assigns and transfers, and agrees to assign and transfer in the future on the Company’s request, to the Company all right, title and interest in and to any Company Work Product, including, but not limited to, patents, copyrights and other intellectual property rights therein. The Participant shall treat any such Company Work Product as Confidential Information. The Participant will execute all applications, assignments, instruments and other documents and perform all acts consistent herewith as the Company or its counsel may deem necessary or desirable to obtain, perfect or enforce any patents, copyright registrations or other protections on such Company Work Product and to otherwise protect the interests of the Company therein. The Participant’s obligation to reasonably assist the Company in obtaining and enforcing the intellectual property and other rights in the Company Work Product in any and all jurisdictions shall continue beyond the termination of the Participant’s employment. The Participant acknowledges that the Company may need to secure the Participant’s signature for lawful and necessary documents required to apply for, maintain or enforce intellectual property and other rights with respect to the Company Work Product (including, but not limited to, renewals, extensions, continuations, divisions or continuations in part of patent applications). The Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as the Participant’s agents and attorneys-in-fact, to act for and on the Participant’s behalf and instead of the Participant, to execute and file any such document(s) and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyright registrations and other protections on the Company Work Product with the same legal force and effect as if executed by the Participant. The Participant further hereby waives and relinquishes any and all moral rights that the Participant may have in the Company Work Product.

7.
Exception to Assignments

Pursuant to Section 2870 of the California Labor Code, the requirements set forth in Section 5 of this Agreement shall not apply to an invention that the Participant develops entirely on his or her own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by the Participant for the Company.

8.
Pre-Employment Work Product
(t)
Work Product includes only things done for the Company in performing work for the Company.
(u)
The Participant acknowledges that the Company has a strict policy against using proprietary information belonging to any other person or entity without the express permission of the owner of that information. The Participant represents and warrants that the Participant’s performance of all of the terms of this Confidentiality and Inventions Agreement and as an employee of the Company does not and will not result in a breach of any duty owed by the Participant to a third party to keep in confidence any information, knowledge or data. The

Participant has not brought or used, and will not bring to the Company, or use, induce the Company to use, or disclose in the performance of the Participant’s duties, nor has the Participant used or disclosed in the performance of any services for the Company prior to the effective date of the Participant’s employment with the Company (if any), any equipment, supplies, facility, electronic media, software, trade secret or other information or property of any former employer or any other person or entity, unless the Participant has obtained their written authorization for its possession and use.
9.
Records

The Participant agrees that he or she will keep and maintain adequate and current written records (in the form of notes, sketches, drawings or such other form(s) as may be specified by the Company) of all the Company Work Product made by the Participant during the term of his or his or her employment with the Company, which records shall be available at all times to the Company and shall remain the sole property of the Company.

10.
Presumption

If any application for any United States or foreign patent related to or useful in the business of the Company or any customer of the Company shall be filed by or for the Participant during the period of one year after the Participant’s employment is terminated, the subject matter covered by such application shall be presumed to have been conceived during the Participant’s employment with the Company.

11.
Agreements with Third Parties or the U.S. Government

The Participant acknowledges that the Company from time to time may have agreements with other persons or entities, or with the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. The Participant agrees to be bound by all such obligations and restrictions of which the Participant has been made aware of by the Company and to take all action necessary to discharge the obligations of the Company thereunder.

12.
Injunctive Relief

Because of the unique nature of the Confidential Information and the Company Work Product, the Participant understands and agrees that the Company may suffer immediate and irreparable harm if the Participant fails to comply with any of his or her obligations under this Confidentiality and Inventions Agreement and that monetary damages may be inadequate to compensate the Company for such breach. Accordingly, the Participant agrees that in the event of a breach or threatened breach of this Confidentiality and Inventions Agreement, in addition to any other remedies available to it at law or in equity, the Company will be entitled, without posting bond or other security, to seek injunctive relief to enforce the terms of this Confidentiality and Inventions Agreement, including, but not limited to, restraining the Participant from violating this Confidentiality and Inventions Agreement or compelling the Participant to cease and desist all unauthorized use and disclosure of the Confidential Information and the Company Work Product. The Participant will indemnify the Company against any costs, including, but not limited to, reasonable outside legal fees and costs, incurred in obtaining relief against the Participant’s breach of this Confidentiality and Inventions Agreement. Nothing in this Section 11 shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, but not limited to, recovery of damages.

13.
Disclosure of Obligations

The Participant is hereby permitted and the Participant authorizes the Company to provide a copy of this Confidentiality and Inventions Agreement and any exhibits hereto to any of the Participant’s future employers, and to notify any such future employers of the Participant’s obligations and the Company’s rights hereunder, provided that neither party is under any obligation to do so.

14.
Jurisdiction and Venue

This Confidentiality and Inventions Agreement will be governed by the laws of the State of California without regard to any conflicts-of-law rules. To the extent that any lawsuit is permitted under this Confidentiality and Inventions Agreement, the Participant hereby expressly consents to the personal and exclusive jurisdiction and venue of the state and federal courts located in San Diego, California for any lawsuit filed against the Participant by the Company. Nothing herein shall limit the right of the Company to seek and obtain injunctive relief in any jurisdiction for violation of the portions of this Confidentiality and Inventions Agreement dealing with protection of Confidential Information or the Company Work Product.

15.
Assignment; Inurement

Neither this Confidentiality and Inventions Agreement nor any duties or obligations under this Confidentiality and Inventions Agreement may be assigned by the Participant without the prior written consent of the Company. The Participant understands and agrees that the Company may freely assign this Confidentiality and Inventions Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the permitted assigns, successors in interest (including any Purchaser upon consummation of an Acquisition), personal representatives, estates, heirs, and legatees of each of the parties hereto. Any assignment in violation of this Section 14 shall be null and void.

16.
Survivorship

The rights and obligations of the parties to this Confidentiality and Inventions Agreement will survive termination of my employment with the Company.

17.
Miscellaneous

In the event that any provision hereof or any obligation or grant of rights by the Participant hereunder is found invalid or unenforceable pursuant to judicial decree or decision, any such provision, obligation or grant of rights shall be deemed and construed to extend only to the maximum permitted by law, the invalid or unenforceable portions shall be severed, and the remainder of this Confidentiality and Inventions Agreement shall remain valid and enforceable according to its terms. This Confidentiality and Inventions Agreement may not be amended, waived or modified, except by an instrument in writing executed by the Participant and a duly authorized representative of the Company.

18.
Acknowledgment

EMPLOYEE ACKNOWLEDGES THAT, IN EXECUTING THE GRANT NOTICE TO WHICH THIS CONFIDENTIALITY AND INVENTIONS AGREEMENT IS ATTACHED, EMPLOYEE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND EMPLOYEE HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS CONFIDENTIALITY AND INVENTIONS AGREEMENT. THIS CONFIDENTIALITY AND INVENTIONS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.